UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

                       December 3, 2009

Date of Report (Date of earliest event reported)

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

             1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

            New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On December 3, 2009, the Registrant issued a press release providing an update on the FSO Asia, a Floating Storage and Offloading (FSO) service vessel owned by the joint venture in which the Registrant and Euronav N.V. each has a 50% interest. After extensive commissioning in the shipyard, the vessel was redelivered to the joint venture and arrived at the Al Shaheen oilfield offshore Qatar on November 17, 2009. The planned hook-up of the vessel on site was prevented by bad weather and while delayed, further commissioning tests were conducted on board. During one of those tests a hose reel, one of several redundant systems that enable oil to be offloaded from the FSO to an export vessel, was damaged. The joint venture and Maersk Oil Qatar AS (MOQ) agreed to return the vessel to the conversion yard in Dubai to perform the required repairs, which is expected to take 10 days. MOQ has extended the provisional delivery date of the FSO Asia until December 15, 2009. A copy of the press release is attached to this Report as Exhibit 99.1 and hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 4, 2009	By	/s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 3, 2009